WEIL, GOTSHAL & MANGES LLP
     A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                  767 FIFTH AVENUE -- NEW YORK, NY 10153-0119
                                (212) 310-8000
                             Fax: (212) 310-8007

                                                                        DALLAS
                                                                       HOUSTON
                                                                    MENLO PARK
                                                              (SILICON VALLEY)
                                                                         MIAMI
                                                              WASHINGTON, D.C.
                                                                      BRUSSELS
                                                                      BUDAPEST
                                                                        LONDON
                                                                        PRAGUE
                                                                        WARSAW
WRITER'S DIRECT LINE

                                 June 26, 1996


The Board of Directors
SEACOR Holdings, Inc.
11200 Westheimer
Suite 850
Houston, TX 77042

Ladies and Gentlemen:

        We have acted as counsel to SEACOR Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering by the Company and the Selling Stockholders identified as such in the Registration Statement of up to an aggregate of 1,834,613 shares of Common Stock, .01 par value (the "Common Stock"), of the Company.

        In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein (the "Prospectus"), and the Restated Certificate of Incorporation and the Bylaws of the Company in effect on the date hereof. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we





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SEACOR Holdings, Inc.
June 26, 1996
Page 2

have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

        2. The offering and sale of the shares of Common Stock by the Company and the Selling Stockholders in the manner described under the captions "Selling Stockholders" and "Underwriting" in the Prospectus contained in the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company, and the shares to be sold by the Selling Stockholders (for their account) are, and the shares to be sold by the Company (for its account), when issued and paid for by the Underwriters as contemplated by the Registration Statement, will be , validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

        We hereby consent to the filing to this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or Prospectus contained therein.


                                                Very truly yours,


                                                /s/ Weil, Gotshal & Manges LLP